EXHIBIT 99.1

Profound Medical to Launch AI-Powered BPH Module, Present New TULSA-PRO® Clinical Data, at RSNA and SUO Meetings

New BPH module and clinical data reinforce the TULSA Procedure™’s versatility in prostate disease, superior patient benefits, and potential for mainstream adoption

TORONTO, Nov. 28, 2025 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue, announced today the upcoming launch of its TULSA-AI® Volume Reduction module for optimizing the treatment of patients with benign prostatic hyperplasia (“BPH”), or enlarged prostate, at the Radiological Society of North America (“RSNA”) meeting taking place in Chicago, Nov. 30-Dec. 4.

BPH is a non-cancerous enlargement of the prostate gland due to an overgrowth of prostate cells. It is a common condition as men age, often impeding the flow of urine and creating significant lower urinary tract symptoms (LUTS). Current BPH treatment with transurethral resection of the prostate (TURP) is largely unchanged over the past 100 years. Many alternative treatment methods have been investigated aiming to improve the patient experience and reduce the rates of complications such as bleeding, erectile dysfunction, loss of ejaculation, and the need to stay in the hospital overnight for one, two or more days.

The TULSA Procedure™, performed using Profound’s TULSA-PRO® system, is the only incision-free procedure for prostate cancer, BPH, and patients who have both prostate cancer and BPH. With the TULSA-AI Volume Reduction module, physicians can efficiently and easily stack multiple prostate cases in one day, using the same device hardware, clinical support staff and reimbursement codes. The TULSA Procedure’s clinical flexibility - along with real-world data demonstrating significantly reduced risk of loss of sexual function and incontinence, and CAPTAIN perioperative data demonstrating the TULSA Procedure’s superiority to Robotic Prostatectomy in blood loss, length of stay, post-op pain and recovery time - is fueling strong demand for the incision-free procedure from both patients and healthcare providers.

“We’re confident to launch the TULSA-AI Volume Reduction module for BPH, following a successful pilot trial earlier this year,” said Profound CEO and Chairman, Arun Menawat. “The use of AI to streamline the workflow and reduce procedure times is a significant advance that makes using TULSA-PRO for treating enlarged prostate just as efficient as other modern procedures, but with the advanced benefits of precision and customization to any prostate shape or size. We expect the reduced procedure times will increase adoption of the TULSA Procedure and triple Profound’s total available market in prostate disease to about 600,000 patients annually.”

The Company will also present new data on TULSA-PRO for prostate cancer at both RSNA and the Society for Urologic Oncology (“SUO”) in Pheonix, Dec. 2-5.

RSNA EVENT DETAILS

  RSNA attendees can find Profound at Booth #3153, South Hall A, for demonstrations of the newly launched TULSA-AI Volume Reduction module, along with case studies and feature upgrades from the pilot launch.

Special Sessions and Presentations

  “CAPTAIN Randomized Controlled Trial of MRI-Guided Transurethral Ultrasound Ablation (TULSA) Versus Robotic Radical Prostatectomy,” Dr. Pejman Ghanouni from Stanford; Monday, Dec. 1st at 12:15 p.m. CST, in the Learning Center.
  “Discover TULSA-PRO: AI-powered MRI-guided Precision Prostate Ablation,” Dr. Daniel Costa from the MD Anderson Cancer Center, and Dr. Joseph Busch from The Busch Center; Tuesday, Dec. 2nd at 11:30 a.m. CST, in the Innovation Theatre, Booth 3316, South Hall A.
  “MR-guided transurethral ultrasound ablation (TULSA): single center outcomes in 160 patients with organ-confined prostate cancer,” Dr. Joseph Busch from the Busch Center; Tuesday, Dec. 2nd at 1:30 p.m. CST, in Room E352.

On-demand Educational Presentations, Learning Center

  “Transurethral Ultrasound Ablation (TULSA) for Prostate Cancer: Comprehensive Overview and Experience from a High-Volume Center,” Dr. Raveen Rajamohan and Dr. Begovic of University of Texas Southwestern.
  “MRI-Guided Transurethral Ultrasound Ablation for Prostate Cancer: A Comprehensive Manual to mpMRI-Based Evaluation and Pitfall Avoidance,” Dr. Enis Yilmaz, formerly of the National Institutes of Health (NIH).
  “TULSA for Prostate Cancer: MRI-based Pre-treatment Planning and Post-Treatment Assessment - an Emerging Alternative in the Focal Therapy Spectrum,” Dr. Satoru Takahashi of Sapporo Hokuyu Hospital in Japan.

SUO EVENT DETAILS

  SUO attendees can learn more about how the TULSA Procedure is being applied across the prostate disease spectrum at the Profound Medical Booth.

Presentation

  “Randomized Controlled Trial evaluating MRI-Guided Transurethral Ultrasound Ablation (TULSA) Versus Robotic Prostatectomy,” Dr. Geoffrey Sonn from Stanford; Friday, Dec. 5th from 2:30-3:30 MST.

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, AI-enhanced planning, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA Procedure™, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. The TULSA Procedure employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. Profound is in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, any express or implied statements or guidance regarding current or future financial performance; the expectations regarding the efficacy of Profound’s technology in the treatment of prostate cancer, BPH, uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma; and the success of Profound’s commercialization strategy and activities for TULSA-PRO®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting Profound, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition, statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and Profound’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.ca and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195